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                                                                   EXHIBIT 10.39


                          MANAGEMENT SERVICES AGREEMENT

         This Management Services Agreement ("Agreement") is effective the 1st day of January, 2006, by and between MEADOWBROOK INSURANCE GROUP, INC., (hereinafter referred to as "MIG"), __________________(hereinafter referred to as the "Company"), a _____________ corporation with its principal offices in ____________, ___________, and MEADOWBROOK, INC., a Michigan corporation, with its principal office in Southfield, Michigan (hereinafter referred to as "Manager").

                                    RECITALS:

A. MIG owns several insurance-related subsidiary companies as part of the insurance holding company system pursuant to the insurance laws and regulations in the various jurisdictions where such subsidiaries are licensed;

B. This Agreement shall be subject to and interpreted in accordance with the laws, rules and insurance regulations in the jurisdictions wherein the subsidiaries are licensed;

Therefore, in consideration of the mutual agreements described in this Agreement, the Company and the Manager agree as follows:

                                   AGREEMENT:

ARTICLE 1 - APPOINTMENT OF MANAGER

The Company and the Manager agree the Manager will perform services for the Company as described in this Agreement and in the manner provided in this Agreement. All underwriting, claims, loss control and investment services provided to the Company by the Manager are to be based upon the written criteria, standards and guidelines of the Company. The Company shall have the ultimate and final authority over decisions and policies, including but not limited to the acceptance, rejection or canceling of risks, the payment or non-payment of claims and the purchase of securities.

Notwithstanding any other provision of this Agreement, it is understood the business affairs of the Company shall ultimately be controlled and managed by its Board of Directors and its officers, in accordance with relevant law. Also, to the extent required under law, the Board of Directors shall present to the Company's Shareholders issues for vote. The Manager shall not have any management prerogatives with respect to the business affairs and operations of the Company.

ARTICLE 2 - DUTIES

2.01     MANAGEMENT SERVICES

         A.       ACCOUNTING SERVICES, FINANCIAL STATEMENTS AND TAX RETURNS

                  The Manager will perform services appropriate to the Company's operations and provide all accounting services required for purposes of accounting for the results of its business operations. The Manager will prepare all of the Company's financial statements required for filing with regulatory authorities, including statutory financial statements as required under the applicable insurance code or by an applicable insurance bureau. The Manager will perform these services in a manner and at a time which complies with the requirements of the insurance bureau, of taxing authorities, and as otherwise reasonably required by the Company. Accounting services shall include the maintenance of proper premium accounts, including provision for unearned premiums, loss provision and


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                  experience statistics as required for management and for
                  filing with any regulatory authority. The Manager will prepare the Company's financial statements on a quarterly and annual basis. Prior to their due dates, the Manager will prepare and deliver to the Company all tax returns to be filed with any taxing authority of the Company. Also, the Manager shall provide actuarial services to the Company; however, the Company's annual actuarial review shall be conducted by a third-party.

         B.       ACCOUNTS RECEIVABLE

                  The Manager will collect all funds due the Company. Manager shall use due diligence and utilize all reasonable efforts for the collection of amounts due the Company, but shall be responsible to the Company only for premiums which are actually collected. The Manager shall regularly account to the Company on monies received by the Manager on behalf of the Company. Due diligence in the collection of accounts receivable shall mean regular contact of persons owing money to the Company with the demand for payment and maintenance of records adequate to legally enforce any debts owed. Due diligence shall include any legal enforcement of the debts owed.

         C.       DEPOSITS OF MONIES RECEIVED

                  The Manager shall deposit daily into accounts of the Company maintained for that purpose all monies received by the Manager for the Company. When a Manager is the agent for the risk, all premium will be deposited, in accordance with the terms of any relevant Agency Agreement. All premiums collected by the Manager shall be held in trust segregated by the Company and held in a fiduciary capacity.

         D.       ACCOUNTS PAYABLE

                  The Manager will make payments of the accounts payable of the Company which are incurred by the Company in the ordinary course of business; and which represent expenses of the Company in areas for which the Manager is responsible under this Agreement.

                  For that purpose, the Manager may be designated as the signatory on certain depository and checking accounts of the Company. The Manager shall provide regular accounting to the Company of the payments which the Manager has paid.

         E.       REPORTS AND RECORDS

                  At least annually, and more often as may reasonably be requested by the Company, the Manager will provide information on the Company's overall financial conditions, results of business operations and future capital requirements. The Manager will maintain the coverage documents or policies offered through the Company and any amendments, and will be responsible for developing and furnishing all necessary forms for the coverage of policyholders of the Company. These forms shall include applications, claims reports, premium collection or invoice forms, loss control, coverage documents, rating forms, and related reports or explanatory forms required for operations of the Company. The printing of such forms and policies shall be the responsibility of the Company. All reports and records as described above will be provided as mutually agreed with the Manager and the Company.


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         F.       ADVICE AND OTHER SERVICES

                  The Manager will have no responsibility as to other matters pertaining to the Company and its business operations. The Manager will perform such other related services as may be reasonably necessary for the proper conduct of the Company's business operations and which are within the scope of this Agreement.

         G.       UNDERWRITING

                  The Company shall retain the ultimate right and responsibility to refuse any risk and/or cancel any policy. The Manager shall perform such underwriting services as the Company shall from time to time request. Underwriting services shall include the review of applications for policies of insurance, making decisions on coverage, follow up with applicants for additional information, and working with reinsurers of the Company as requested. Certain underwriting services to be performed by the Manager may be delegated to a third-party upon approval of such third parties and the terms of the delegation by the Company. The Manager will comply with all written guidelines set forth by the Company with respect to underwriting, the acceptance or rejection of certain classes of business, the scope of coverage and the provisions of the coverage document or related to the issuance of policies.

         H.       REINSURANCE

                  The Manager shall seek to arrange for appropriate reinsurance, including the preparation of all necessary documents with respect to such reinsurance. The Manager shall act as the liaison with the reinsurers with respect to both the acceptance of applications, the payment and remittance of premiums, the reporting of claims and collection of reinsurance payments due the Company. Also, the Manager shall negotiate the terms, conditions and premiums for such reinsurance.

         I.       INVESTMENTS

                  The Company shall have custody of, responsibility for and control all investments of the Company. The Manager will comply with the Investment Policy Guidelines set forth by the Company with respect to investments and the acceptance or rejection of certain investments. However, the Company shall have the ultimate and final authority over decisions regarding the purchase and sale of securities.

         J.       EXPENSES ARISING IN MANAGEMENT SERVICES

                  Expenses, such as, information services, independent audit, legal, consulting, actuarial and administrative expenses shall be fairly allocated to the Company taking into account such factors as premium volume, claim count, usage, document count, time studies and other relevant usage factors. The basis for such allocation shall be reviewed periodically by the Manager for any relevant adjustments. This allocation method shall be consistent with the provisions of Regulation 30 (11 NYCRR 105-109), or other applicable insurance regulatory provisions.


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2.02     CLAIMS

         A.       CLAIMS ADMINISTRATION

                  The Company shall have ultimate responsibility for claims adjustments and payments. The Manager will receive all claims and notice of claims from policyholders of the Company. The Manager will review, process, investigate, adjust, settle or resist all claims received in accordance with the Company's direction, the terms of Company coverage documents, and any written guidelines or decision of the Company regarding coverage, handling or payment of claims. The Manager will establish loss reserves for each claim as deemed necessary in accordance with the Company's direction. The Manager will make subrogation investigations and consult with the Company or its representatives for the proper adjusting of subrogation matters. The Manager will engage attorneys as necessary, to represent policyholders in any suit covered by the Company's policy.

         B.       CLAIMS EXPENSES

                  The Company will pay allocated loss expenses, which include reasonable expense items, such as attorney's fees, incidental legal fees, experts' fees, witnesses' travel expense, extraordinary travel expense incurred by the Manager at the request of the Company, court reporter's fees, transcript fees, and the cost of obtaining public records and witness fees. The Company will pay expenses associated with the investigation, negotiation, settlement or defense of any claim hereunder or as required for the collection of subrogation payments from third parties on behalf of the Company. All claims expenses other than allocated loss adjustment expenses shall be considered unallocated loss adjustment expenses and shall be paid by the Manager.

         C.       CLAIMS REPORTS

                  The Manager will establish claim files for each reported claim which will be subject to review by the Company or its representatives at any reasonable time without prior notice. Reports for the Company will be furnished, in formats and frequencies approved by the Company, to show claims fund activity and payments, losses paid, pending and reserved, by participant coverage, type, cause function, size, and so on. The Manager will assist as needed with all litigation and defense activities related to claims pursuant to the Company program within guidelines established by the Company. These activities shall include recommendation of attorneys on a case or retainer basis for approval by the Company, preparation of all claim documentation, retention of witnesses and performance of other steps as necessary to properly defend against claims against insureds of the Company.

2.03     LOSS PREVENTION

         The Manager will arrange for and coordinate loss prevention services as agreed with the Company, including furnishing assistance and professional consultation to participating insureds, in developing loss prevention systems, making inventories and surveys regarding exposures and risks covered under the Company program, analyzing claim causes and trends, including frequency and severity, developing and conducting training programs, and other information for loss prevention. The type of services which will be provided to individual insureds to help them to develop loss prevention systems will include review and analysis of past claims, management controls and development of recommendations to improve risk management.


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2.04     ALLOCATION OF EXPENSES

         The allocation method for shared expenses shall be consistent with the provisions of Regulation 30 (11 NYCRR 105-109) or other appropriate and applicable provisions or regulations.

ARTICLE 3 - COMPENSATION

3.01     FEES

         In consideration of the services provided by the Manager, the Company shall pay the Manager a fee based upon the costs and expenses incurred with regard to the individual programs listed on the attached Schedule A; such fee shall be no greater than the actual costs the Company would expend in providing the service for itself.

3.02     TIME OF PAYMENT

         The amount agreed upon as described in paragraph 3.01 will be payable monthly in advance. At the end of each calendar quarter, the Manager and the Company may adjust the fee based upon the costs and expenses of each program.

ARTICLE 4 -THIRD PARTIES

The Manager and the Company agree the Manager may engage, employ and delegate certain functions under this Agreement to third parties, agents or subsidiaries of the Manager. In addition, the Manager shall have the authority to terminate such retention. The Company shall have the authority to approve or terminate a third-party and agency, as well as, approve all commission rates. To the extent the Manager has delegated such function to a third party, the fee for such service shall be paid by the Manager.
               .
ARTICLE 5 - TERM AND TERMINATION

5.01     TERM

         The Term of this Agreement will be from January 1, 2006 through December 31, 2008 ("Original Term"). The Term will automatically be extended for three (3) year periods thereafter, unless either party provides written notice ninety (90) days prior to the end of the Term or any extended term, as applicable, that it does not wish to extend the Term. If the services of Manager are unsatisfactory, the Company shall provide written notification to the Manager of such dissatisfaction. The Manager shall have 180 days to cure such problems or, if such problem cannot be cured within such time, take reasonable steps within 180 days to cure such problem. If the problem has not been cured, the Agreement can be terminated ninety (90) days after expiration of the 180 days or after the Manager was unable to cure the problem.

5.02     TERMINATION

         This Agreement may be terminated immediately in the event of the insolvency, receivership, bankruptcy or liquidation of either party or if either party has made an assignment for the benefit of creditors.

ARTICLE 6 - OWNERSHIP OF RECORDS

The Manager will maintain all appropriate records, files, ledgers, and reports so as to accurately reflect at all times the financial transactions of the Company. Upon reasonable notice, the Manager shall make all


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such records available for inspection by the Company. All records of any kind relating to the Company shall be the property of the Company and shall be in the Company's custody and control or will be available for inspection.

ARTICLE 7 - GENERAL REQUIREMENTS OF THE MANAGER

7.01     MANAGER'S GENERAL DUTIES

         The Manager is responsible to perform the duties assumed under this Agreement in accordance with standard procedures for the performance of such duties, which exist, in the insurance industry.

7.02     DEALING WITH THIRD PARTIES

         The Manager is authorized and may act for, bind, make commitments, and represent the Company to any third-party, in the ordinary course of business and in fulfillment of its obligations under this Agreement.

ARTICLE 8 - MISCELLANEOUS

8.01     NOTICES

         All notice requirements and other communications indicated shall be deemed given when personally delivered or on the third succeeding business day after being mailed by registered or certified mail, return receipt requested, to the appropriate party at its address below or at such other address as shall be specified by notice given hereunder.

                    THE COMPANY:               MEADOWBROOK INSURANCE GROUP, INC.
                                               26255 American Drive
                                               Southfield, MI  48034-2438
                                               Attn:  President

                                               ---------------------------------

                                               ---------------------------------

                                               ---------------------------------
                                               Attn:  President

                    THE MANAGER:               MEADOWBROOK, INC.
                                               26255 American Drive
                                               Southfield, MI  48034-2347
                                               Attn:  President

8.02     ASSIGNMENT

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors.

8.03     AMENDMENT

         This Agreement may not be amended, altered or modified except in writing signed by the party against whom enforcement or any waiver, change, discharge, alteration or modification is sought.


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8.04     INVALIDITY

         The invalidity of any provision of this Agreement shall not affect the validity of the remainder of any such provision or the remaining provisions of this Agreement.

8.05     INTERPRETATION

         The article, section and paragraph headings included in this Agreement have been used solely for convenience and shall not be used in conjunction with the interpretation of this Agreement. References to articles, sections and paragraphs shall refer to such provisions in this Agreement unless otherwise stated.

8.06     WAIVER

         The failure of either party at any time to require performance by the other party of any provision of this Agreement shall not be deemed a continuing waiver of that provision or a waiver of any other provision of this Agreement, and shall in no way affect the full right to require such performance from the other party at any time thereafter.

8.07     SEVERABILITY

         This Agreement and the transaction contemplated herein constitute one transaction and shall not be divisible in any manner. A breach of any portion of this Agreement shall be deemed a breach of the whole Agreement.

8.08     COUNTERPARTS

         If photocopies or duplicates of the original of this Agreement are signed by the parties then each such originally signed document shall be deemed to be an original of this Agreement.


8.09     CONFLICT OF INTEREST

         The Manager shall not engage in conduct or activities that constitute actual business competition with the Company.

8.10     INDEMNIFICATION

         Both the Company and the Manager shall hold harmless, indemnify and defend the other party against any expenses, damages, liability, action, cost or other claims, including attorney fees arising out of the other party's material breach of any duty or obligation hereunder.

8.11     ERRORS AND OMISSIONS INSURANCE COVERAGE

         The Manager shall maintain an errors and omissions insurance policy in an amount not less than $2,000,000 per claim and an employee dishonesty bond of not less than $500,000 per claim.


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                                               MEADOWBROOK INSURANCE GROUP, INC.


DATE:
      -------------------------                ---------------------------------
                                               BY:  Robert S. Cubbin
                                               ITS: President



                                               ---------------------------------


DATE:
      -------------------------                ---------------------------------
                                               BY:  _______________
                                               ITS: President


                                               MEADOWBROOK, INC.


DATE:
      -------------------------                ---------------------------------
                                               BY:  Robert S. Cubbin
                                               ITS: President


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